Exhibit 99.1

press release
Paylocity Announces Third Quarter Fiscal Year 2025 Financial Results
•Q3 2025 Recurring & Other Revenue of $421.1 million, up 15% year-over-year
•Q3 2025 Total Revenue of $454.5 million, up 13% year-over-year
SCHAUMBURG, IL. – May 1, 2025 – Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based HR, payroll, and spend management software solutions, today announced financial results for the third quarter of fiscal year 2025, which ended March 31, 2025.

“Our solid results continued into the third quarter of fiscal 25, with recurring revenue growth of 15%, total revenue growth of 13% and increased revenue and profitability guidance for the fiscal year. We continue to see strong channel performance, as referrals, primarily from benefit brokers and financial advisors, once again represented more than 25% of new business for the third quarter, driven by our modern platform, third-party integrations and API capabilities. We remain committed to investing in and supporting the broker channel going forward – with the goal of continuing to deliver real value and true partnership and support to our referring brokers and clients. Additionally, we continue to return capital to shareholders with $150 million or approximately 800,000 shares repurchased through April of this fiscal year,” said Toby Williams, President and Chief Executive Officer of Paylocity.
Third Quarter Fiscal 2025 Financial Highlights
Revenue:
•Total revenue was $454.5 million, an increase of 13% from the third quarter of fiscal year 2024.
•Recurring & other revenue was $421.1 million, an increase of 15% from the third quarter of fiscal year 2024.
Operating Income:
•GAAP operating income was $127.0 million and non-GAAP operating income was $172.7 million in the third quarter of fiscal year 2025 compared to GAAP operating income of $106.3 million and non-GAAP operating income of $145.9 million in the third quarter of fiscal year 2024.
Net Income:
•GAAP net income was $91.5 million or $1.61 per share in the third quarter of fiscal year 2025 based on 56.8 million diluted weighted average common shares outstanding compared to $85.3 million or $1.50 per share in the third quarter of fiscal year 2024 based on 57.0 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $197.1 million in the third quarter of fiscal year 2025 compared to $167.9 million in the third quarter of fiscal year 2024.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, was $163.6 million in the third quarter of fiscal year 2025 as compared to $133.5 million in the third quarter of fiscal year 2024.
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $477.8 million as of March 31, 2025.

•Long-term debt totaled $243.8 million as of March 31, 2025, representing borrowings under our credit facility to fund the acquisition of Airbase on October 1, 2024. This reflects approximately $81.3 million repaid on our outstanding balance during the third quarter of fiscal year 2025.
•Cash flow from operations for the first nine months of fiscal year 2025 was $331.7 million compared to $304.7 million for the first nine months of fiscal year 2024.
A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release in the accompanying tables. Additional information regarding these measures can be found below under the headings “Non-GAAP Financial Measures” and “Definitions of our Non-GAAP Measures.”
Business Outlook
Based on information available as of May 1, 2025, Paylocity is issuing guidance for the fourth quarter and full fiscal year 2025 as indicated below.
Fourth Quarter 2025:
•Recurring and other revenue is expected to be in the range of $358.1 million to $363.1 million, which represents approximately 11% growth over fiscal year 2024 fourth quarter recurring and other revenue.
•Total revenue is expected to be in the range of $385.5 million to $390.5 million, which represents approximately 9% growth over fiscal year 2024 fourth quarter total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $118.7 million to $122.7 million.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, is expected to be in the range of $91.3 million to $95.3 million.
Fiscal Year 2025:
•Recurring and other revenue is expected to be in the range of $1.460 billion to $1.465 billion, which represents approximately 14% growth over fiscal year 2024 recurring and other revenue.
•Total revenue is expected to be in the range of $1.580 billion to $1.585 billion, which represents approximately 13% growth over fiscal year 2024 total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $571.0 million to $575.0 million.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, is expected to be in the range of $451.0 million to $455.0 million.
We are unable to reconcile the forward-looking non-GAAP measures set forth above to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.
Conference Call Details

Paylocity will host a conference call to discuss its third quarter fiscal year 2025 results at 4:30 p.m. Central Time today (5:30 p.m. Eastern Time). A live audio webcast of the conference call along with detailed financial information can be accessed through https://investors.paylocity.com/events-and-presentations where dial in details are provided. A replay of the call will be available and archived via webcast at https://investors.paylocity.com/.
About Paylocity
Paylocity is a leading provider of cloud-based HR, payroll, and spend management software solutions headquartered in Schaumburg, IL. Founded in 1997 and publicly traded since 2014, Paylocity offers an intuitive, easy-to-use product suite that helps businesses tackle today’s challenges while moving them toward the promise of tomorrow. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help people achieve their best through automation, data-driven insights, and engagement. For more information, visit www.paylocity.com.

Non-GAAP Financial Measures
The company uses certain non-GAAP financial measures when reporting and discussing its financial results, including the financial measures in this release that are designated as being “non-GAAP.” Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance, as they provide investors with the company’s view of its financial performance. Management uses non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance, including comparisons of current results to prior periods’ results by excluding items the company does not believe reflect fundamental business performance and are not representative or indicative of its results of operations. Non-GAAP financial measures have limitations as an analytical tool and other companies may define their non-GAAP financial measures differently than we do. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in the accompanying tables to this release, as well as the definitions of those non-GAAP measures following such tables.
Safe Harbor/Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, future financial position and performance, anticipated results of operations, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include statements about management's estimates regarding future revenues and financial performance, and other statements about management’s beliefs, intentions or goals and are expressed in good faith and believed to be reasonable at the time such statements are made. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on such statements. These forward-looking statements involve risks and uncertainties, many of which are beyond Paylocity’s control, that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include, but are not limited to, the general economic conditions in regions in which Paylocity does business, changes in interest rates, business disruptions, reductions in employment and increases in business failures that have occurred or may occur in the future; Paylocity’s ability to leverage AI Assist and other forms of artificial intelligence and machine learning in its technology, which may be constrained by current and future laws, regulations, interpretive positions or standards governing new and evolving technologies and ethical considerations that could restrict or impose burdensome and costly requirements on its ability to continue to leverage data in innovative ways; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; challenges related to cybersecurity threats and evolving cybersecurity regulations; Paylocity’s reliance on and ability to expand its referral network of third parties; Paylocity’s reliance on third party payroll partners in foreign jurisdictions in its Blue Marble business; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; risks related to acquisitions and investments in other businesses and technologies; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets; Paylocity’s ability to protect and defend its intellectual property and its use of open source software in its products; the risk that Paylocity’s security measures are compromised or a threat actor gains unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; the possibility that Paylocity may be adversely affected by other economic, business, and/or competitive factors; and other risks and potential factors that could affect Paylocity’s business and financial results that are identified in Paylocity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on August 2, 2024, as well as any revisions or supplements to the information in subsequent reports filed or furnished to the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and unless legally required, Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Balance Sheets
(in thousands, except per share data)

	June 30, 2024	March 31, 2025
Assets
Current assets:
Cash and cash equivalents	$401,811	$477,785
Accounts receivable, net	32,997	43,629
Deferred contract costs	97,859	111,839
Prepaid expenses and other	39,765	40,232
Total current assets before funds held for clients	572,432	673,485
Funds held for clients	2,952,060	3,429,517
Total current assets	3,524,492	4,103,002
Capitalized internal-use software, net	116,412	129,472
Property and equipment, net	60,640	53,928
Operating lease right-of-use assets	33,792	37,627
Intangible assets, net	28,291	97,939
Goodwill	108,937	342,799
Long-term deferred contract costs	348,003	378,456
Long‑term prepaid expenses and other	7,077	6,603
Deferred income tax assets	17,816	18,140
Total assets	$4,245,460	$5,167,966

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,638	$8,719
Accrued expenses	158,311	193,644
Total current liabilities before client fund obligations	166,949	202,363
Client fund obligations	2,950,411	3,422,621
Total current liabilities	3,117,360	3,624,984
Long-term debt	—	243,750
Long-term operating lease liabilities	46,814	49,030
Other long-term liabilities	6,398	7,868
Deferred income tax liabilities	41,824	33,599
Total liabilities	$3,212,396	$3,959,231
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2024 and March 31, 2025	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2024 and March 31, 2025; 55,514 shares issued and outstanding at June 30, 2024 and 55,540 shares issued and outstanding at March 31, 2025	56	56
Additional paid-in capital	360,488	352,993
Retained earnings	673,456	851,977
Accumulated other comprehensive income (loss)	(936)	3,709
Total stockholders' equity	$1,033,064	$1,208,735
Total liabilities and stockholders’ equity	$4,245,460	$5,167,966

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2025	2024	2025
Revenues:
Recurring and other revenue	$366,840	$421,096	$956,941	$1,101,915
Interest income on funds held for clients	34,441	33,452	88,287	92,569
Total revenues	401,281	454,548	1,045,228	1,194,484
Cost of revenues	115,983	129,853	324,849	369,358
Gross profit	285,298	324,695	720,379	825,126
Operating expenses:
Sales and marketing	86,760	91,774	246,940	273,338
Research and development	43,386	51,396	134,130	154,811
General and administrative	48,863	54,495	142,125	159,180
Total operating expenses	179,009	197,665	523,195	587,329
Operating income	106,289	127,030	197,184	237,797
Other income (expense)	4,324	(468)	11,349	4,467
Income before income taxes	110,613	126,562	208,533	242,264
Income tax expense	25,299	35,079	50,586	63,743
Net income	$85,314	$91,483	$157,947	$178,521
Other comprehensive income (loss), net of tax	(1,227)	3,492	3,822	4,645
Comprehensive income	$84,087	$94,975	$161,769	$183,166

Net income per share:
Basic	$1.51	$1.64	$2.81	$3.20
Diluted	$1.50	$1.61	$2.77	$3.15

Weighted-average shares used in computing net income per share:
Basic	56,369	55,810	56,216	55,759
Diluted	57,048	56,780	56,975	56,640
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three and nine months ended March 31 are included in the above line items:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2025	2024	2025
Cost of revenues	$4,953	$4,789	$16,194	$15,719
Sales and marketing	9,537	8,678	29,564	29,093
Research and development	8,031	9,143	30,466	31,315
General and administrative	14,188	14,865	46,323	41,918
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$36,709	$37,475	$122,547	$118,045

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended March 31,
	2024	2025
Cash flows from operating activities:
Net income	$157,947	$178,521
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	117,165	112,538
Depreciation and amortization expense	55,779	73,184
Deferred income tax expense (benefit)	18,543	(1,680)
Provision for credit losses	713	875
Net accretion of discounts on available-for-sale securities	(3,688)	(1,639)
Other	(3,111)	951
Changes in operating assets and liabilities:
Accounts receivable	(9,913)	(7,814)
Deferred contract costs	(50,807)	(42,559)
Prepaid expenses and other	(2,191)	2,195
Accounts payable	(554)	(1,886)
Accrued expenses and other	24,856	18,971
Net cash provided by operating activities	304,739	331,657
Cash flows from investing activities:
Purchases of available-for-sale securities	(231,672)	(121,777)
Proceeds from sales and maturities of available-for-sale securities	222,712	122,969
Capitalized internal-use software costs	(44,501)	(45,563)
Purchases of property and equipment	(11,701)	(7,624)
Acquisitions of businesses, net of cash and funds held for clients acquired	(12,031)	(277,851)
Other investing activities	783	1,303
Net cash used in investing activities	(76,410)	(328,543)
Cash flows from financing activities:
Net change in client fund obligations	964,082	429,856
Borrowings under credit facility	—	325,000
Repayment of credit facility	—	(81,250)
Repurchases of common shares	—	(91,080)
Proceeds from employee stock purchase plan	9,534	10,561
Taxes paid related to net share settlement of equity awards	(46,057)	(49,121)
Other financing activities	(35)	(400)
Net cash provided by financing activities	927,524	543,566
Net change in cash, cash equivalents and funds held for clients' cash and cash equivalents	1,155,853	546,680
Cash, cash equivalents and funds held for clients' cash and cash equivalents—beginning of period	2,421,312	2,845,669
Cash, cash equivalents and funds held for clients' cash and cash equivalents—end of period	$3,577,165	$3,392,349
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment and capitalized internal-use software, accrued but not paid	$2,777	$2,372
Liabilities assumed for acquisitions	$378	$55,730
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$372	$9,548
Cash paid for income taxes	$34,659	$63,963
Reconciliation of cash, cash equivalents and funds held for clients' cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$492,695	$477,785
Funds held for clients' cash and cash equivalents	3,084,470	2,914,564
Total cash, cash equivalents and funds held for clients' cash and cash equivalents	$3,577,165	$3,392,349

Paylocity Holding Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
(In thousands except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2025	2024	2025
Reconciliation from Gross profit to Adjusted gross profit:
Gross profit	$285,298	$324,695	$720,379	$825,126
Amortization of capitalized internal-use software costs	12,260	15,248	32,471	43,858
Amortization of certain acquired intangibles	2,136	4,749	5,843	11,562
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	4,953	4,789	16,194	15,719
Other items (1)	—	641	—	781
Adjusted gross profit	$304,647	$350,122	$774,887	$897,046

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2025	2024	2025
Reconciliation from Operating income to Non-GAAP Operating income:
Operating income	$106,289	$127,030	$197,184	$237,797
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	36,709	37,475	122,547	118,045
Amortization of acquired intangibles	2,798	5,627	7,859	13,852
Other items (2)	112	2,611	(2,031)	9,073
Non-GAAP Operating income	$145,908	$172,743	$325,559	$378,767

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2025	2024	2025
Reconciliation from Net income to Non-GAAP Net income:
Net income	$85,314	$91,483	$157,947	$178,521
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	36,709	37,475	122,547	118,045
Amortization of acquired intangibles	2,798	5,627	7,859	13,852
Other items (2)	112	2,611	(2,031)	9,073
Income tax effect on adjustments (3)	1,197	873	3,661	(1,795)
Non-GAAP Net income	$126,130	$138,069	$289,983	$317,696

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2025	2024	2025
Calculation of Non-GAAP Net income per share:
Non-GAAP Net income	$126,130	$138,069	$289,983	$317,696
Diluted weighted-average number of common shares	57,048	56,780	56,975	56,640
Non-GAAP Net income per share	$2.21	$2.43	$5.09	$5.61

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2025	2024	2025
Reconciliation from Net income to Adjusted EBITDA and Adjusted EBITDA excluding interest income on funds held for clients
Net income	$85,314	$91,483	$157,947	$178,521
Interest expense	189	4,436	568	9,682
Income tax expense	25,299	35,079	50,586	63,743
Depreciation and amortization expense	20,278	25,972	55,779	73,184
EBITDA	131,080	156,970	264,880	325,130
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	36,709	37,475	122,547	118,045
Other items (2)	112	2,611	(2,031)	9,073
Adjusted EBITDA	$167,901	$197,056	$385,396	$452,248
Interest income on funds held for clients	(34,441)	(33,452)	(88,287)	(92,569)
Adjusted EBITDA excluding interest income on funds held for clients	$133,460	$163,604	$297,109	$359,679

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2025	2024	2025
Reconciliation of Non-GAAP sales and marketing:
Sales and marketing	$86,760	$91,774	$246,940	$273,338
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	9,537	8,678	29,564	29,093
Less: Other items (1)	—	595	—	1,224
Non-GAAP sales and marketing	$77,223	$82,501	$217,376	$243,021

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2025	2024	2025
Reconciliation of Non-GAAP total research and development:
Research and development	$43,386	$51,396	$134,130	$154,811
Add: Capitalized internal-use software costs	15,018	15,966	44,501	45,563
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	8,031	9,143	30,466	31,315
Less: Other items (4)	152	658	512	1,669
Non-GAAP total research and development	$50,221	$57,561	$147,653	$167,390

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2025	2024	2025
Reconciliation of Non-GAAP general and administrative:
General and administrative	$48,863	$54,495	$142,125	$159,180
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	14,188	14,865	46,323	41,918
Less: Amortization of certain acquired intangibles	662	878	2,016	2,290
Less: Other items (5)	(40)	717	(2,543)	5,399
Non-GAAP general and administrative	$34,053	$38,035	$96,329	$109,573

	Nine Months Ended March 31,
	2024	2025
Reconciliation of Free cash flow, Adjusted free cash flow and Adjusted free cash flow excluding interest income on funds held for clients:
Net cash provided by operating activities	$304,739	$331,657
Capitalized internal-use software costs	(44,501)	(45,563)
Purchases of property and equipment	(11,701)	(7,624)
Free cash flow	$248,537	$278,470
Cash paid for other items (6)	2,019	6,723
Adjusted free cash flow	$250,556	$285,193
Less: Interest income on funds held for clients	(88,287)	(92,569)
Adjusted free cash flow excluding interest income on funds held for clients	$162,269	$192,624

(1) Represents acquisition-related costs and severance cost adjustments related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(2) Represents acquisition and nonrecurring transaction-related costs, lease exit activity and severance costs related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(3) Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, amortization of acquired intangibles and other items, which include acquisition and nonrecurring transaction-related costs, lease exit activity and severance costs related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(4) Represents acquisition and nonrecurring transaction-related costs.
(5) Represents acquisition and nonrecurring transaction-related costs and lease exit activity.
(6) Represents cash paid for acquisition and nonrecurring transaction-related costs and severance costs related to certain roles that have been eliminated.

Definitions of our Non-GAAP Measures
Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA Excluding Interest Income on Funds Held for Clients, and Adjusted EBITDA Excluding Interest Income on Funds Held for Clients Margin
Adjusted EBITDA is calculated as net income before interest expense, income tax expense, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described above in this release. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenues.
Adjusted EBITDA excluding interest income on funds held for clients is calculated in the same manner as Adjusted EBITDA and is further adjusted to eliminate interest income on funds held for clients. Adjusted EBITDA excluding interest income on funds held for clients margin is Adjusted EBITDA excluding interest income on funds held for clients divided by recurring and other revenue.
Adjusted Gross Profit and Adjusted Gross Profit Margin
Adjusted gross profit is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of capitalized internal-use software costs and certain acquired intangibles and other items as described above in this release.
Adjusted gross profit margin is calculated as adjusted gross profit as described in the preceding sentence divided by total revenues.
Non-GAAP Operating Income, Non-GAAP Net Income, and Non-GAAP Income Per Share
Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described above in this release.
Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described above in this release, including the income tax effect on these items.
Non-GAAP Sales and Marketing Expense, Non-GAAP Sales and Marketing Expense Margin, Non-GAAP Total Research and Development, Non-GAAP Total Research and Development Margin, Non-GAAP General and Administrative Expense, and Non-GAAP General and Administrative Expense Margin
Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described above in this release. Non-GAAP sales and marketing margin is calculated by dividing non-GAAP sales and marketing by total revenues.
Non-GAAP total research and development is adjusted for capitalized internal-use software costs paid and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described above in this release. Non-GAAP total research and development margin is calculated by dividing non-GAAP total research and development by total revenues.
Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of certain acquired intangibles and other items as described above in this release. Non-GAAP general and administrative margin is calculated by dividing non-GAAP general and administrative expense by total revenues.
Free Cash Flow, Free Cash Flow Margin, Adjusted Free Cash Flow, Adjusted Free Cash Margin, Adjusted Free Cash Flow Excluding Interest on Funds Held for Clients, and Adjusted Free Cash Flow Excluding Interest on Funds Held for Clients Margin
Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs and purchases of property and equipment. Free cash flow margin is calculated by dividing free cash flow by total revenues.
Adjusted free cash flow is defined in the same manner as free cash flow plus cash paid for other items as described above in this release. Adjusted free cash flow margin is calculated by dividing free cash flow by total revenues.

Adjusted free cash flow excluding interest income on funds held for clients is defined in the same manner as adjusted free cash flow but also excludes interest income on funds held for clients. Adjusted free cash flow margin excluding interest income on funds held for clients is calculated by dividing adjusted free cash flow excluding interest income on funds held for clients by recurring and other revenue.